   As filed with the Securities and Exchange Commission on November 19, 1996
                                                  Registration No. 333-
--------------------------------------------------------------------------------
      S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           RENAISSANCE SOLUTIONS, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


              Delaware                                 04-3217557
-------------------------------                  ----------------------
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                   identification number)

        Lincoln North, 55 Old Bedford Road, Lincoln, Massachusetts 01773
        ----------------------------------------------------------------
              (Address of principal executive offices)  (Zip code)

                           1995 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full title of the plan)

                              Mr. David P. Norton
                     President and Chief Executive Officer
        Lincoln North, 55 Old Bedford Road, Lincoln, Massachusetts 01773
        ----------------------------------------------------------------
                    (Name and address of agent for service)

                                (617) 259-8833
                                --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

      Title of                                Proposed            Proposed
     Securities            Amount to          Maximum             Maximum            Amount of
        to be                 be           Offering Price         Aggregate        Registration
     Registered           Registered         Per Share         Offering Price           Fee
     ----------           ----------       --------------      --------------      ------------
Common Stock,          1,000,000 shares       $34,500,000(1)      $34.50(1)            $10,455
$.0001 par value

   (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act, and based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on November 12, 1996.

                    Statement of Incorporation by Reference
                    ---------------------------------------


         This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-91942, filed by Renaissance Solutions, Inc. (the "Registrant") on May 5, 1995, relating to the Registrant's 1995 Equity Incentive Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lincoln, Commonwealth of Massachusetts, on this 19th day of November, 1996.



                                  RENAISSANCE SOLUTIONS, INC.



                                  By:  /s/ David P. Norton
                                     -------------------------------------
                                     David P. Norton
                                     President and Chief Executive Officer



                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Renaissance Solutions, Inc., hereby severally constitute and appoint Harry M. Lasker, David A. Lubin and David P. Norton and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Renaissance Solutions, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



     Signature                     Title                         Date
     ---------                     ------                        ----


/s/ David P. Norton
--------------------     President, Chief Executive        November 12, 1996
David P. Norton          Officer and Director
                         (Principal Executive Officer)

/s/ George A. McMillan
--------------------     Vice President, Chief             November 19, 1996
George A. McMillan       Financial Officer and Chief
                         Operating Officer (Principal
                         Financial and Accounting
                         Officer)

/s/ Harry M. Lasker
--------------------     Director                          November 12, 1996
Harry M. Lasker


/s/ David A. Lubin
--------------------     Director                          November 19, 1996
David A. Lubin


/s/ Robert S. Kaplan
--------------------     Director                          November 19, 1996
Robert S. Kaplan


/s/ John F. Rockart
--------------------     Director                          November 19, 1996
John F. Rockart

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number
-------

4.1 (1) Amended and Restated Certificate of Incorporation of the Registrant, as amended to date

4.2 (1)   By-Laws of the Registrant, as amended to date

4.3 (1)   Specimen Stock Certificate of Common Stock of the Registrant

5         Opinion of Hale and Dorr

23.1      Consent of Hale and Dorr (included in Exhibit 5)

23.2      Consent of Deloitte & Touche LLP

24.1 Power of Attorney (included on the signature page of this Registration Statement)


___________

(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-89524) filed on February 14, 1995.